                                                           Exhibit No. EX-99.i.1

                                   Law Office

                      Stradley, Ronon, Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

                                February 13, 2008

Board of Trustees
RevenueShares ETF Trust
One Commerce Square
2005 Market Street, Suite 2020
Philadelphia, PA  19103

                  Re:      Pre-Effective Amendment No. 2 to the Registration
                           Statement of RevenueShares ETF Trust

Ladies and Gentlemen:

     We have acted as counsel to  RevenueShares  ETF Trust,  a  statutory  trust organized under Delaware law (the "Trust"),  in connection with the issuance and sale by the  Trust of its  shares of  beneficial  interest,  no par  value  (the
"Shares")  of the  three  series  of the  Trust,  RevenueShares  Large Cap Fund,
RevenueShares Mid Cap Fund, and  RevenueShares  Small Cap Fund (each, a "Fund").
This opinion is furnished in accordance  with the  requirements of Item 23(i) of
Form N-1A under the Investment  Company Act of 1940, as amended (the "Investment
Company Act") and the Securities Act of 1933, as amended (the "Securities Act").

     We have  examined the  Certificate  of Trust of the Trust,  the Amended and
Restated  Agreement  and  Declaration  of Trust of the Trust,  the  Amended  and
Restated  By-Laws  of the  Trust,  certain  resolutions  adopted by the Board of
Trustees of the Trust  relating to the  issuance  and sale of the Shares,  and a
Certificate of Good Standing dated February 13, 2008 from the State of Delaware.
We have also examined the  Notification  of  Registration  and the  Registration
Statements  on Form  N-1A  filed  on  behalf  of the  Trust  (the  "Registration
Statement")  under the  Investment  Company Act and the  Securities  Act, all as
amended to date, as well as other items we deem material to this opinion.

     In our  examination,  we have  assumed  the legal  capacity  of all natural persons,  the genuineness of all signatures,  the  authenticity of all documents submitted  to us as  originals,  the  conformity  to original  documents  of all documents  submitted to us as  facsimile,  electronic,  certified,  conformed or photostatic  copies and the authenticity of the originals of such copies.  As to
any  facts  material  to  the  opinions   expressed   herein  that  we  did  not
independently   establish  or  verify,   we  have  relied  upon  statements  and
representations of officers and other representatives of the Trust and others.

     Based upon and subject to the foregoing information and examination, we are of the opinion that, when the Registration Statement becomes effective under the
Investment  Company  Act and  Securities  Act,  the  Shares  will,  when sold in accordance with the Registration  Statement,  be validly issued,  fully paid and non-assessable.

     We  hereby  consent  to the  use  of  this  opinion  as an  exhibit  to the
Registration  Statement of the Trust and we further  consent to reference in the
Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                            Very truly yours,

                                            STRADLEY RONON STEVENS & YOUNG LLC

                                            By:    /s/ Michael D. Mabry
                                                   Michael D. Mabry, a Partner